Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-224559) on Form S-8 of CapStar Financial Holdings, Inc. of our report dated June 29, 2023, relating to our audit of the financial statements and supplemental schedule of CapStar Bank 401(k) Profit Sharing Plan which appears in this Annual Report on Form 11-K of CapStar Bank 401(k) Profit Sharing Plan for the year ended December 31, 2022.

/s/ Elliott Davis, LLC

Greenville, South Carolina

June 29, 2023